UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):      October 25, 2011

TRANSCONTINENTAL REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	On October 25, 2011, the Board of Directors of Transcontinental Realty Investors, Inc.
(the “Company” or the “Issuer” or the “Registrant”) elected Sharon Hunt, age 68, as a Director to fill a vacancy on the Board of Directors created by the resignation of Martha Stephens.  Ms. Hunt is currently retired and is a licensed realtor in the Dallas, Texas area.  She was a Director of the Company and American Realty Investors, Inc. (“ARL”) from February 2004 until January 31, 2011 when she resigned.  Also, on October 25, 2011, Ms. Hunt was elected as a member of the Audit Committee, Nominating and Governance Committee and Compensation Committee of the Board of Directors of the Company.  Ms. Hunt has also been elected as a member of the Board of Directors of ARL (on October 25, 2011), a Nevada corporation which has its Common Stock listed and traded on the New York Stock Exchange (“NYSE”) and Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOT”) which has its Common Stock listed and traded on the American Stock Exchange (“AMEX”).

With the election of Ms. Hunt to the Board of Directors of the Company and as the third member of the Audit Committee of the Board of Directors, the Company has a majority of independent directors and at least three individuals who are independent directors who constitute the Audit Committee, the Compensation Committee and the Governance and Nominating Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: October 26, 2011	TRANSCONTINENTAL REALTY INVESTORS, INC.

	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice President
and Chief Financial Officer